                                 EXHIBIT 99.2

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective as of March 23, 2001, and pursuant to an Asset Acquisition Agreement (The Agreement) dated as of March 21, 2001, RAVISENT Technologies Inc. and certain of its subsidiaries, RAVISENT Technologies Internet Appliance Group, Inc., Ravisent I.P., Inc. and Ravisent Operating Company, Inc. sold certain assets related to our Internet appliance business to Phoenix Technologies, Ltd. (Phoenix), a Delaware corporation, for approximately $18 million in cash consideration, of which $1.8 million is being held by a third party in escrow for 12 months for indemnification purposes. The assets sold and licensed include certain of the contracts, equipment, intangible assets, intellectual property, prepaid expenses, and other assets primarily related to the operation of the Internet appliance business. Under the agreement, Phoenix Technologies purchased, among other things, our e-Surfer embedded software Internet browser and related hardware designs for the Internet Appliance market. In addition, in connection with this asset sale, 13 of our employees associated with our Internet appliance business accepted employment with Phoenix.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 has been prepared to give effect to the sale of certain assets related to our Internet appliance business, as if it had occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet as of December 31, 2000 has been prepared to give effect to the disposition as if it had occurred on such date. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have been obtained had the disposition been completed as of the dates presented or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our Consolidated Financial Statements and notes thereto included in our December 31, 2000 Form 10-K.

Please refer to our Form 8-K filed on March 16, 2001 to report the sale of our consumer electronics business, portions of which are incorporated herein, including the pro forma consolidated financial statements and notes thereto, and summarized as follows:

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 has been prepared to give effect to the sale of substantially all the assets and liabilities of our Consumer Electronics business, including substantially all of the assets and liabilities of our wholly owned subsidiary, Viona Development Hard and Software Engineering GmbH & Co. KG, to STMicroelectronics NV as if it had occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet as of December 31, 2000 has been prepared to give effect to the disposition as if it had occurred on such date. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have been obtained had the disposition been completed as of the dates presented or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our Consolidated Financial Statements and notes thereto included in our December 31, 2000 Form 10-K.

                  RAVISENT Technologies Inc. and Subsidiaries
                Unaudited Pro Forma Consolidated Balance Sheet
                               December 31, 2000
                                (In thousands)

                                                                   (16)                            (1)                RAVISENT
                                                                Adjustments      Pro Forma--   Adjustments          Pro Forma--
                                                                to record        Subsequent    to record            Subsequent
                                                    RAVISENT    sale of CE       to sale of    sale of IA          to sale of CE
                                                   Historical     assets  Notes   CE assets      assets     Notes  and IA assets
                                                   ----------   --------  -----  ----------    -----------  -----   ---------
Current assets:
Cash and cash equivalents                           $   9,615  $ 54,302   (17)    $ 63,917        $ 18,000     (2)   $  81,917

Accounts receivable, net                                5,901    (1,003)  (18)       4,898               -               4,898
Inventory, net                                         20,883         -             20,883               -              20,883
Prepaid expenses and other current assets               2,172      (172)  (18)       2,000            (362)    (3)       1,638
                                                    ---------  ---------         ----------       --------           ---------
Total current assets                                   38,571    53,127             91,698          17,638             109,336
                                                    ---------  ---------         ----------       --------           ---------

Furniture and equipment, net                            3,995    (2,068)  (19)       1,927            (650)    (4)       1,277
Goodwill and intangibles, net and other assets         17,627    (1,117)  (20)      16,510         (11,597)    (5)       4,913
                                                    ---------  ---------         ----------       --------           ---------
Total assets                                        $  60,193  $ 49,942          $ 110,135        $  5,391           $ 115,526
                                                    =========  =========         ==========       ========           =========

Current liabilities:
Accounts payable                                    $  11,088      (164)  (21)   $  10,924        $  7,891     (6)   $  18,815
Accrued liabilities                                     2,147     6,789   (21)       8,936               -               8,936
Deferred revenue                                        1,473         -              1,473               -               1,473
Other current liabilities                                 626         -                626               -                 626
                                                    ---------  ---------         ----------       --------           ---------
Total current liabilities                              15,334     6,625             21,959           7,891              29,850
                                                    ---------  ---------         ----------       --------           ---------

Non-current liabilities:
Other liabilities                                          31        -                 31                -                  31
                                                    ---------  ---------         ----------       --------           ---------
Total liabilities                                      15,365     6,625             21,990           7,891              29,881

Total stockholders' equity                             44,828    43,317   (22)      88,145          (2,500)    (7)      85,645
                                                    ---------  ---------         ----------       --------           ---------
Total liabilities and stockholders' equity          $  60,193  $ 49,942          $ 110,135        $  5,391           $ 115,526
                                                    =========  =========         ==========       ========           =========


 See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                  RAVISENT Technologies Inc. and Subsidiaries
           Unaudited Pro Forma Consolidated Statement of Operations
                     For the Year Ended December 31, 2000
                     (In thousands, except per share data)




                                                                   (23)                          (8)                RAVISENT
                                                                Adjustments      Pro Forma--   Adjustments          Pro Forma--
                                                      (31)      to record        Subsequent     to record            Subsequent
                                                    RAVISENT    sale of CE       to sale of    sale of IA          to sale of CE
                                                   Historical     assets  Notes   CE assets     assets       Notes and IA assets
                                                   ----------   --------  -----  ----------   -----------   -----   ---------
Revenues:
  License and Services                              $  14,226   $ (1,614)  (24)  $ 12,612     $    (1,782)    (9)  $   10,830
  Hardware                                              6,628         -             6,628          (5,719)    (9)         909
                                                    ---------   --------         --------      ----------           ---------
    Total revenues                                     20,854     (1,614)          19,240          (7,501)             11,739
                                                    ---------   --------         --------      ----------           ---------

Costs of revenues:
  License and services                                  4,107       (403)  (25)     3,704            (322)   (10)       3,382
  Hardware                                              7,897                       7,897          (5,799)   (10)       2,098
                                                    ---------   --------         --------      ----------           ---------
    Total cost of revenues                             12,004       (403)          11,601          (6,121)              5,480
                                                    ---------   --------         --------      ----------           ---------
    Gross profit                                        8,850     (1,211)           7,639          (1,380)              6,259
                                                    ---------   --------         --------      ----------           ---------

Operating expenses:
Research and development
  Non-cash compensation                                   801       (200)  (26)       601               -                 601
  Other research and development expense               10,187     (4,414)  (26)     5,773          (2,867)   (11)       2,906
Sales and marketing
  Non-cash compensation and other expense               6,311          -            6,311          (5,772)   (15)         539
  Other selling and marketing expense                  10,863     (1,719)  (27)     9,144          (5,338)   (12)       3,806
General and administrative
  Non-cash compensation                                   467        (78)  (28)       389              (6)   (14)         383
  Other general and administrative expense             15,221     (1,529)  (28)    13,692               -              13,692
Depreciation and amortization                           5,897     (1,187)  (29)     4,710          (4,198)   (13)         512
Acquired in-process research and development            1,373         -             1,373               -               1,373
                                                    ---------   --------         --------      ----------           ---------
    Total operating expenses                           51,120     (9,127)          41,993         (18,181)             23,812
                                                    ---------   --------         --------      ----------           ---------

Operating income (loss)                               (42,270)     7,916          (34,354)         16,801             (17,553)

Interest (income) expense, net                         (1,792)       (67)  (30)    (1,859)              -              (1,859)
Other (income) expense                                    (51)        51   (30)         -               -                   -
                                                    ---------   --------         ---------     ----------           ---------
Income (loss) before income taxes                     (40,427)     7,932          (32,495)         16,801             (15,694)

Provision for income taxes                                 40         -                40               -                  40
                                                    ---------   --------         ---------     ----------           ---------
Net income (loss)                                   $ (40,467)  $  7,932         $(32,535)     $   16,801           $ (15,734)
                                                    =========   ========         =========     ==========           =========
Basic and diluted net loss per weighted average
share of common stock outstanding                   $   (2.44)                   $  (1.96)                          $   (0.95)
                                                    =========                    ========                           =========
Weighted average shares outstanding used in per
common share calculation (basic and diluted)           16,607                      16,607                              16,607
                                                    =========                      ======                           =========

 See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)

(1) All pro forma information contained in the December 31, 2000 balance sheet assumes that the asset sale by the Company to Phoenix Technologies was on December 31, 2000.

(2) This adjustment represents the cash received in connection with the sale to Phoenix, including the amount held in escrow of $1,800. The escrow agreement provides for a portion of the proceeds to be held in escrow for a period of 12 months.

(3) This adjustment represents the prepaid expenses that were acquired by Phoenix.

(4) This adjustment represents the estimated net book value of the furniture and equipment that were purchased by Phoenix.

(5) This adjustment represents the net book value of the goodwill that was purchased by Phoenix.

(6) This adjustment represents the amounts payable in the transaction of $7,891. Expenses accrued relating to the transaction, include legal and professional fees, estimated income taxes, filing fees and bonuses and severance for certain Internet appliance employees payable in connection with the transaction. The preliminary estimated income taxes payable of $6,600 is based upon an approximate taxable gain of $15,700 at an effective tax rate of 42%.

(7) This adjustment represents an estimate of the net after tax decrease in stockholders' equity resulting from the net assets sold to Phoenix.

      The estimated net after tax loss on the sale of assets, including the estimate of the income taxes on the transaction, has been excluded from the accompanying pro forma consolidated statement of operations since the after tax loss is non-recurring.

(8) All pro forma adjustments presented for the year ended December 31, 2000 assume that the asset sale to Phoenix was completed on January 1, 2000.

(9) This adjustment reflects the loss of license and services and hardware revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(10) This adjustment reflects the reduction of cost of revenues associated with license and services and hardware revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(11) This adjustment reflects the reduction of research and development costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees who will be joining Phoenix as part of the transaction.

(12) This adjustment reflects the reduction of sales and marketing costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to advertising expenses of approximately $2,400 in connection with a distribution agreement with a South American distributor of our Internet appliances.

(13) This adjustment reflects the reduction of depreciation and goodwill amortization, primarily related to the goodwill of our Internet appliance business, which would have resulted had the Company consummated the sale on January 1, 2000.

(14) This adjustment reflects the reduction of compensation related to stock options that would have resulted had the Company consummated the sale on January 1, 2000.

(15) This adjustment reflects the reduction of compensation related to stock options that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the amortization and subsequent impairment of an intangible asset related to a warrant valued at $5,661 which was recorded in connection with a distribution agreement with a South American distributor of our Internet appliances.

                        NOTES TO THE UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)

These are the Pro forma adjustments considered necessary to reflect the effect of the sale of the CE assets, as described on page 1.

(16) All pro forma information contained in the December 31, 2000 consolidated balance sheet assumes that the asset sale by the Company to STMicroelectronics occurred on December 31, 2000.

(17) This adjustment represents the cash received in connection with the sale to STMicroelectronics, net of the amount held in escrow of $800.

(18) This adjustment represents the accounts receivable and prepaid expenses that were purchased by STMicroelectronics. Included in the adjustment is a $100 reduction for a consumer electronics employee's loan in connection with the transaction.

(19) This adjustment represents the net book value of the furniture and equipment that were purchased by STMicroelectronics.

(20) This adjustment represents the net book value of the goodwill of our wholly owned subsidiary Viona Development Hard and Software Engineering GmbH & Co. KG that was purchased by STMicroelectronics.

(21) These adjustments represent the accounts payable and accrued liabilities, which were assumed by STMicroelectronics of approximately $295. In addition, $6,920 was accrued for expenses related to the transaction, including investment banking and professional fees, estimated taxes, insurance and bonuses for certain consumer electronics employees payable in connection with the transaction.

(22) This adjustment represents an estimate of the net after tax increase in stockholders' equity resulting from the net assets sold to STMicroelectronics. This amount has been reduced by the estimated transaction costs of $6,920.

      The estimated net gain on the sale of assets has been excluded from the accompanying pro forma consolidated statement of operations since the gain is non-recurring.

(23) All pro forma adjustments presented in the consolidated statement of operations for the year ended December 31, 2000 assume that the asset sale to STMicroelectronics was completed on January 1, 2000.

(24) This adjustment reflects the loss of license and services revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(25) This adjustment reflects the reduction of cost of revenues associated with license and services revenues that would have resulted had the Company consummated the sale on January 1, 2000.

(26) This adjustment reflects the reduction of research and development costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction.

(27) This adjustment reflects the reduction of sales and marketing costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction.

(28) This adjustment reflects the reduction of general and administrative costs that would have resulted had the Company consummated the sale on January 1, 2000. This reduction is primarily related to the employees that will be joining STMicroelectronics as part of the transaction and a decrease in rent expense due to the assumption by STMicroelectronics of the Company's corporate headquarters lease.

(29) This adjustment reflects the reduction of depreciation and goodwill amortization that would have resulted had the Company consummated the sale on January 1, 2000.


(30) These adjustments reflect the reduction in interest expense associated with a portion of the purchase price, discounted and payable in annual installments, in connection with the acquisition of Viona in 1998 and a foreign currency gain associated with the payment on the liability.

(31) Certain RAVISENT Historical amounts have been reclassified to conform with the presentation in the Company's Form 10-K for the year ended
      December 31, 2000 filed on April 2, 2001.